SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________________________________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2011
____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
____________________________

Delaware
(State of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification Number)

3 Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 25, 2011, the Board of Directors of Quest Diagnostics Incorporated (the “Company”) announced that it has begun the process of identifying a successor to Surya N. Mohapatra, Ph.D., the Company’s President, Chief Executive Officer and Chairman of its Board of Directors.  In conjunction with commencing the succession process, the Company and Dr. Mohapatra agreed that Dr. Mohapatra will continue his employment with the same titles, duties and responsibilities until the earlier of the date his successor is appointed or April 30, 2012.  In order to ensure an orderly transition, for any period after his successor is appointed through April 30, 2012, Dr. Mohapatra has agreed to continue on as Executive Chairman.  The Company and Dr. Mohapatra agreed that no 2012 long-term incentive award or award opportunity will be granted to him.  Upon his termination of employment, Dr. Mohapatra will receive the benefits he is entitled to under Section 11(e) of his employment agreement with the Company, except that if the Company terminates his employment prior to April 30, 2012, for purposes of such benefits, he will be deemed to have remained employed through April 30th.  The Company and Dr. Mohapatra entered into a letter agreement memorializing these agreements.  The letter agreement with Dr. Mohapatra is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Letter Agreement between Dr. Surya N. Mohapatra and the Company, dated October 21, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 25, 2011

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.